Exhibit 99.2

Press Release For Immediate Release

Independent Bank Group, Inc.

Announces Pricing of Common Stock Offering

McKINNEY, Texas, November 29, 2017 — Independent Bank Group, Inc. (Nasdaq: IBTX), the holding company for Independent Bank, today announced that it has priced its underwritten public offering of 2,135,506 shares of its common stock, of which 390,000 are being offered by Independent Bank Group and 1,745,506 are being offered by five shareholders of Independent Bank Group who acquired the shares in connection with Independent Bank Group’s acquisition of Carlile Bancshares, Inc. in April 2017, at a price to the public of $64.00 per share, for gross proceeds to Independent Bank Group of approximately $24.96 million. Independent Bank Group will not receive any of the proceeds of the sale of shares of common stock by the selling shareholders.

The net proceeds to Independent Bank Group, after deducting the underwriting discounts but before deducting its estimated offering expenses, are expected to be approximately $23.77 million. Independent Bank Group intends to use the proceeds of the offering for general corporate purposes, including to increase capital to support continued growth through acquisitions and continued organic growth.

The underwriters have been granted a 30-day option to purchase up to an additional 58,500 shares of common stock from Independent Bank Group and up to an aggregate of 154,453 additional shares of common stock from certain of the selling shareholders.

Stephens Inc. is serving as sole book-running manager of the underwritten offering, and Keefe, Bruyette & Woods, a Stifel Company, Sandler O’Neill + Partners, L.P., Evercore ISI, and Raymond James & Associates, Inc. are serving as co-managers for the underwritten offering.

The shares will be issued pursuant to an effective shelf registration statement (File No. 333-218782) which Independent Bank Group filed with the Securities and Exchange Commission (the “SEC”) and only by means of a prospectus supplement and accompanying prospectus. A preliminary prospectus supplement has been filed with the SEC to which this communication relates. Prospective investors should read the preliminary prospectus supplement and the accompanying prospectus and other documents Independent Bank Group has filed with the SEC for more complete information about Independent Bank Group and the offering. Copies of these documents are available at no charge by visiting the SEC’s website at www.sec.gov. When available, copies of the preliminary prospectus supplement, the prospectus supplement and accompanying prospectus related to the offering may be obtained by contacting Stephens Inc., 111 Center Street, Little Rock, Arkansas 72201, Attn: Syndicate (1-800-643-9691).

No Offer or Solicitation

This press release does not constitute an offer to sell, a solicitation of an offer to sell, or the solicitation or an offer to buy any securities. There will be no sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirement of Section 10 of the Securities Act of 1933, as amended.

About Independent Bank Group

Independent Bank Group, through its wholly owned subsidiary, Independent Bank, provides a wide range of relationship-driven commercial banking products and services tailored to meet the needs of businesses, professionals and individuals. Independent Bank Group operates in four market regions located in the Dallas/Ft. Worth, Austin, and Houston, Texas and the Colorado Front Range areas.

Forward Looking Statements

Certain statements contained in this press release and related presentations that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1993, as amended. These forward-looking statements include information about our possible or assumed future economic performance future results of operations, including our future revenues, income, expenses, provision for loan losses, provision for taxes, effective tax rate, earnings per share and cash flows, and our future capital expenditures and dividends, future financial condition and changes therein, including changes in our loan portfolio and allowance for loan losses, future capital structure or changes therein, as well as the plans and objectives of management for our future operations, future or proposed acquisitions, the future or expected effect of acquisitions on our operations, results of operations, financial condition, and future economic performance and the statements of the assumptions underlying any such statement. Such statements are typically, but not exclusively, identified by the use in the statements of words or phrases such as “aim”, “anticipate”, “estimate”, “expect”, “goal”, “guidance”, “intend”, “is anticipated”, “is expected”, “is intended”, “objective”, “plan”, “projected”, “projection”, “will affect”, “will be”, “will continue”, “will decrease”, “will grow”, “will impact”, “will increase”, “will incur”, “will reduce”, “will remain”, “will result”, “would be”, variations of such words or phrases (including where the word “could”, “may”, or “would” is used rather than the word “will” in a phrase) and similar words and phrases indicating that the statement addresses some future result, occurrence, plan or objective. The forward-looking statements that we make are based on our current expectations and assumptions regarding our business, the economy, and other future conditions. Because forward-looking statements relate to future results and occurrences, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Many possible events or factors could affect our future financial results and performance and could cause those results or performance to differ materially from those expressed in the forward-looking statements. The Company disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Further information on Independent Bank Group, Inc. is available in its Annual Report on Form 10-K for the fiscal year ended December 31, 2016, its Quarterly Report on Form 10-Q for the three-month period ended September 30, 2017 and its other filings with the SEC.

Contacts:

Analysts/Investors:

Michelle Hickox

Executive Vice President and Chief Financial Officer

(972) 562-9004

mhickox@ibtx.com

Media:

Peggy Smolen

Vice President Marketing & Communications

(972) 562-9004

psmolen@ibtx.com

Source: Independent Bank Group, Inc.

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